 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018
____________________

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55833	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (703) 953-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement.

On November 14, 2018, Novume Solutions, Inc., a Delaware corporation (“Novume” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Novume, OpenALPR Technology, Inc. (“Open ALPR”) and Mathew Hill (“Hill”) pursuant to which the Company will purchase all of the assets of OpenALPR and its subsidiaries, except for certain excluded assets, and assume certain liabilities as provided for in the Purchase Agreement (the “Acquisition”). As consideration for the Acquisition, Novume shall pay $15,000,000, subject to certain adjustments, provided that OpenALPR may elect to receive up to 1,000,000 shares of the Company’s common stock, par value, $0.0001 per share, in lieu of up to $5,000,000 in cash valued at a price per share of $5.

The Closing of the Acquisition is subject to the fulfillment or waiver of certain conditions detailed in the Purchase Agreement.

The Purchase Agreement may be terminated (i) by the mutual written consent of the parties, (ii) if the closing shall not have occurred prior to April 10, 2019, or (iii) by the breach of the representations and warranties contained in the Purchase Agreement by either the Company or OpenALPR in such a manner that the closing conditions applicable to such party shall not be satisfied, which breach is not curable or if curable, not cured within 30 days after receipt of notice by the non-breaching party.

Also, on November 14, 2018, concurrent with the execution of the Purchase Agreement, the Company entered into an employment agreement with Hill (the "Employment Agreement”) which shall be effective as of the closing date of the Purchase Agreement, pursuant to which Hill will serve as Chief Science Officer of the Company. The Employment Agreement provides for a term of three years unless earlier terminated pursuant to the terms thereof which term renews for additional one-year terms until terminated upon ninety days advance notice. Hill will earn an annual base compensation of $165,000.

Either party may terminate the Employment Agreement with or without Cause with notice as contemplated by the Employment Agreement provided however, if Hill determines to terminate his employ, he shall provide the Company with at least six months prior written notice. The Employment Agreement provides for the payment of severance under certain circumstances as outlined therein.

The description of the Acquisition and the Employment Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

The Purchase Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties and/or covenants contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties and/or covenants contained in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01
Other Events.

In connection with the completion of the Purchase Agreement described in Item 1.01 hereof, the Company issued a press release on November 15, 2018, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
10.1	Asset Purchase Agreement by and among Novume Solutions, Inc., OpenALPR Technology, Inc. and Matthew Hill dated as of November 14, 2018.
10.2	Employment Agreement dated as of November 14, 2018 by and between Novume Solutions, Inc. and Mathew Hill date as of November 14, 2018.
99.1	Press release dated November 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novume Solutions, Inc.
(Registrant)

Date: November 15, 2018	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer

3